Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Digital Lifestyles Group, Inc.


We hereby consent to the incorporation by reference in the previously filed Registration Statement of Digital Lifestyles Group, Inc. (fka Northgate Innovations, Inc.) on Form S-8 (File No. 333-36822) of our report, dated March 23, 2006, appearing in this Annual Report on Form 10-K of Digital Lifestyles Group, Inc. for the year ended December 31, 2004.




                                                 CORBIN & COMPANY, LLP

Irvine, California
April 6, 2006